UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 21, 2008 (November 18, 2008)
Date of Report (Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

666 Grand Avenue, Suite 500 Des Moines, Iowa		50309-2580
(Address of principal executive offices)		(Zip code)

515-242-4300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On November 18, 2008, MidAmerican Energy Holdings Company entered into a $250 million, 364-day credit facility pursuant to the terms and conditions of a credit agreement.

  2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: November 21, 2008
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President
and General Counsel

3